Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of
Defined Asset Funds--Municipal Investment Trust Fund--Multistate Series 6V (Connecticut Trust)

We consent to the use in this Post-Effective Amendment No. 7 to Registration Statement No. 33-33850 of our opinion dated May 27, 1997 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading 'Miscellaneous--Auditors' in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
June 4, 1997